EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-4 of our report dated February 3, 1995, on our audits of the financial statements of WKYS-FM, Inc. We also consent to the reference to our firm under the caption "Experts".



/s/Coopers & Lybrand LLP
------------------------



Denver, Colorado
September 9, 1997